Marathon Patent Group Announces Revised Merger Terms with Global Bit Ventures – Marathon Will Issue 70,000,000 Shares in Purchase Consideration Instead of 126,000,000 Shares

Global Bit Ventures Adds Non-Dilutive Acquisition of Servers with 15,000 GPU Cards More than Doubling its GPU Hashrate

LOS ANGELES, CA, April 4, 2018 – Marathon Patent Group, Inc. (Nasdaq: MARA) (“Marathon” or the “Company”), today announced that the Company has amended the terms of the pending acquisition of Global Bit Ventures Inc., a digital asset technology company that mines cryptocurrencies (“GBV”).

The Company’s Board of Directors determined there were material changes in both companies’ operations since the date on which the original merger agreement was executed. Since then, the Company leased 26,700 square feet of a purpose-built facility in Quebec, purchased 1,400 Bitmain Antminer S9 bitcoin miners and put such miners into full production. The Company also purchased four patents related to the transmission and exchange of cryptocurrencies between buyers and sellers. Additionally, the Company now has $5,250,000 in cash.

GBV closed a transaction with Alchimista Inc., a corporation organized under the laws of the Province of Ontario, which included the acquisition of GPU servers with 15,000 GPU cards, of which 11,100 are currently in production. The servers were paid for by GBV in the form of a convertible note which will convert to shares of the Company’s common stock upon the closing of the merger with GBV. Such shares will come out of the 70,000,000 shares of the Company’s common stock to be issued to GBV’s shareholders pursuant to the merger and, therefore, will not result in any further dilution to the ownership of the Company’s shareholders.

GBV and the Company both entered into three-year master service agreements with BlockMaintain, Inc., an affiliate of Alchimista Inc. (“BlockMaintain”), whereby BlockMaintain will run the day-to-day mining operations of GBV and the Company and, after the merger, oversee all future expansion of the combined company’s mining operations. BlockMaintain is also implementing a rework of GBV’s current mining setup, hardware and software configurations.

Post-acquisition of GBV, the Company will operate under two facilities, one leased by Marathon Crypto Mining, Inc., and separately, the facility in which GBV operates. The combined 2,700 Bitmain Antminer S9 miners are expected to produce approximately 33 Ph/s of ASIC mining capacity in addition to GPU mining servers owned by GBV, comprised of 28,000 GPUs, which are capable of 630 Gh/s.

Merrick Okamoto, the Company’s Interim Chief Executive Officer and Executive Chairman of the Board of Directors, stated, “Today’s announcement represents a substantial reduction of the price paid for GBV and 56,000,000 shares in reduced dilution to our shareholders. We would like to thank our partners at GBV for agreeing to this amendment and look forward to working together to grow our operations for the benefit of our shareholders.”

Closing of the transactions is subject to usual and customary conditions for a transaction of this nature including shareholder approval. Investors are advised that our business and that of GBV are subject to a number of risks as set forth under “Risk Factors” in our SEC filings and reports.

About Marathon Patent Group, Inc.

Marathon Patent Group, Inc. is an IP licensing company. Following the acquisition of GBV, the combined company will focus on the development of GBV’s new business involving the blockchain ecosystem and generation of digital assets. GBV is focused on mining digital assets and intends to add specialized computer equipment and plans to expand its activities to mine new digital assets. To learn more about Marathon Patent Group Inc., visit www.marathonpg.com. To learn more about Global Bit Ventures Inc., visit www.globalbitventures.com.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission on April 5, 2017 and the Risk Factor section of Amendment No.1 to Form S-4 filed on January 24, 2018 which contains a discussion of possible risks related to the Company’s planned merger with Global Bit Ventures, Inc. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company's Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Contact Information

Name: Jason Assad
Phone: 678-570-6791
Email: Jason@marathonpg.com